UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           May 11, 2009
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed to supplement and amend the registrant’s Form 8-K filed May 11, 2009:

ITEM 7.01. Regulation FD Disclosure

On May 11, 2009, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE:LH) announced that it will exercise its option to redeem $369.1 million principal amount (at maturity) of its Zero Coupon Convertible Subordinated Notes due 2021 (Zero Coupon Notes), equaling fifty percent (50%) of the principal amount (at maturity) outstanding of the Zero Coupon Notes, and all of its outstanding zero coupon subordinated Liquid Yield Option™ Notes due 2021 (LYONs). The redemptions will occur on June 12, 2009. The Bank of New York Mellon, as Trustee under the indenture governing the Zero Coupon Notes, has now informed LabCorp that it intends to redeem the Zero Coupon Notes by random lottery and in accordance with the applicable indenture and the procedures of the Depository Trust Company. The Trustee has determined the principal amount at maturity of each Zero Coupon Note entitled for redemption and conversion as of the close of business on May 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: May 13, 2009	By:	/s/F. Samuel Eberts III
F. Samuel Eberts III, Chief Legal Officer and Secretary